

                                    FIRST ALBANY COMPANIES INC.
                                 COMPUTATION OF PER SHARE EARNINGS
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
                                                			Three Months Ended		           Nine Months Ended
	                                              		June 30,		    June 24,		       June 30,		   June 24,
(In thousands of dollars,                         1995          1994             1995         1994
 except per share amounts)
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

Primary:

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Net income	                                      $	   993	     $   	538	        $ 	2,347	    $	 3,508
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Weighted average number of shares
	outstanding during the period**		                  4,302		       4,220		          4,286		      4,259

Incremental shares under stock options
	computed under the treasury stock
	method using the average market price
	of the issuer's stock during the period 		           203		         200		            181		        218

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Weighted average shares and common
	equivalent shares outstanding 		                   4,505		       4,420		          4,467		      4,477
=======================================================================================================
Net income per share 	                          $   	0.22	    $   	0.12	        $   0.53	    $   0.78
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Fully Diluted:
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Net income	                                     $   	 993	    $	    538	        $  2,347	    $	 3,508
=======================================================================================================

Weighted average number of shares
	outstanding during the period<F1>**		              4,302		       4,220		          4,286		      4,259

Incremental shares under stock options
	computed under the treasury stock method
	using the higher of the average or ending
	market price of the issuer's stock at the end
	of the period		                                      203		         200		            182		        218

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Weighted average shares and common
	equivalent shares outstanding		                    4,505		       4,420		          4,468		      4,477
=======================================================================================================
Net income per share	                           $	   0.22	    $	   0.12        	$	  0.53	    $	  0.78
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
<F1>**Per share figures and shares outstanding have been restated for all dividends declared.
